UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 31, 2011

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 26, 2011, Berry Petroleum Company (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, regarding a blackout period, described below, under the Berry Petroleum Company Thrift Plan (the “Plan”), as a result of the conversion of the Berry Petroleum Stock Fund (the “Stock Fund”) from a unitized stock fund to a real-time traded fund.  Due to this change, Plan participants will be temporarily unable to exchange, direct or diversify (including making future investment elections), request distributions of, or obtain loans involving, Plan assets invested in the common stock of the Company through the Stock Fund during a temporary blackout period that is scheduled to begin at 4:00 p.m., Eastern Time, on Wednesday, September 28, 2011, and is expected to end on or about Monday, October 3, 2011 (the “Blackout Period”).

Because restrictions on investment changes involving the Company’s common stock held in the Plan could be in effect for more than three business days, on August 31, 2011, the Company distributed a notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Any inquiries regarding the  Blackout Period may be directed to Fidelity Investments at 1-800-835-5097 or the Company’s Benefit and Equity Manager at (303) 999-4044.

Section 9—Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1—Notice of Trading Blackout Period for Directors and Executive Officers dated August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY

By:	/s/ Davis O’Connor
Davis O’Connor
Vice President, General Counsel and Secretary

Date: August 31, 2011